Exhibit 23.1

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NVE Corporation 2000 Stock Option Plan and the NVE Corporation 2001 Employee Stock Purchase Plan of our report dated April 26, 2002, with respect to the financial statements of NVE Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
May 31, 2002